Form N-CSR/A Item 13(b) Exhibit

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as President and Treasurer, respectively, of Calvert Impact Fund, Inc. (the “Corporation”), that:

(a)
the Semiannual Report of the Corporation on Form N-CSR/A for the period ended March 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Corporation for such period.

A signed original of this written statement required by section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Calvert Impact Fund, Inc.

Date: May 30, 2018

/s/ John H. Streur
John H. Streur
President

Date: May 30, 2018

/s/ James F. Kirchner
James F. Kirchner
Treasurer